UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material under §240.14a-12

LEE ENTERPRISES, INCORPORATED
   (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTE:   Attached hereto are the following:

1.
Lee Enterprise, Incorporated’s (the “Company”) Secretary, C. D. Waterman III's, reminder letter mailed on February 9, 2015 to certain of the Company’s stockholders concerning the Company’s 2015 Annual Meeting of Stockholders.

2.	Supplement to the Proxy Statement dated February 9, 2015 for the Annual Meeting of Stockholders to be held on February 18, 2015.

**** IMPORTANT REMINDER ****

Dear Lee Enterprises, Incorporated Stockholder:

The Annual Meeting of Lee Enterprises, Incorporated is called to be held on February 18, 2015.  You are receiving this reminder letter because your votes were not yet processed at the time this letter was mailed.  If you have already voted, we would like to thank you for your vote.  Please note that if you hold shares in more than one account, you may still need to vote any remaining unvoted shares.

YOUR VOTE IS ESPECIALLY IMPORTANT FOR THIS MEETING

Your Board recommends that you vote FOR all proposals.  Even if you plan on attending the meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

The fastest and easiest way to vote is by telephone or on the Internet.  Instructions on how to vote your shares over the telephone or on the Internet are provided on the voting form enclosed with this letter.  Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed voting form without indicating a different choice, your shares will be voted FOR all proposals, as recommended by your Board of Directors.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-855-231-8973.

Thank you for your investment in Lee Enterprises, Incorporated and for taking the time to vote your shares.

Sincerely,

C. D. Waterman III, Secretary

SUPPLEMENT TO
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 18, 2015

This supplement to proxy statement, dated February 9, 2015 (“Supplement”), supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 9, 2015, relating to the Annual Meeting of stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), to be held on the 4th floor of the Company’s offices, 201 N. Harrison Street, Davenport, Iowa, 52801-1924, on February 18, 2015, at 9:00 a.m. CST. The purpose of this Supplement is to clarify certain statements in the Proxy Statement with respect to how broker non-votes are treated under majority voting. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from, conflicts with, or updates information contained in the Proxy Statement, the information in this Supplement is more current and shall prevail. This Supplement revised the Proxy Statement and should be read in conjunction with it. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

How Are Broker Non-Votes and Abstentions Treated?

In the Proxy Statement, within the General Information section, the first paragraph following the heading “How Are Broker Non-Votes and Abstentions Treated?” erroneously suggests that, under majority voting, broker non-votes have the same effect as a vote AGAINST such matter. In order to clarify the status of broker non-votes in such cases, the first paragraph following the heading “How Are Broker Non-Votes and Abstentions Treated?” is hereby modified as follows:

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. With respect to the election of directors (Proposal 1), under plurality voting, broker non-votes and abstentions would have no effect on determining the nominees elected. However, under majority voting (Proposals 2 and 3), ~~broker non-votes and~~ abstentions have the same effect as a vote AGAINST such matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote with respect to that matter.

Important Information

If you have already voted and would like to change your vote on any matter, you may revoke or change your proxy or voting instructions before the Annual Meeting, whether delivered by Internet, telephone or through the mail, by using, respectively, the Internet voting procedures, the telephone voting procedures or by mailing a signed instrument revoking the proxy to: C. D. Waterman III, Secretary, Lee Enterprises, Incorporated, at 201 N. Harrison Street, Suite 600, Davenport, Iowa, 5280-1924. To be effective, a mailed revocation must be received by the Secretary on or before February 17, 2015. A stockholder of record may also attend the Annual Meeting in person, withdraw the proxy and vote in person.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. The Company advises its stockholders to read the Proxy Statement, as modified by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free at www.ezodproxy.com/leeenterprises/2015.

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